THIRD AMENDMENT TO
                        THE EMPLOYEE STOCK OWNERSHIP PLAN
                               AND TRUST AGREEMENT
                               (1998 Restatement)

         WHEREAS, by written instrument dated as of January 1, 1998, DST Systems, Inc. amended and restated The Employee Stock Ownership Plan and Trust Agreement (1998 Restatement); and

         WHEREAS, DST Systems, Inc., in Section 13.02 of said Plan, reserved the right to amend the Plan;

         WHEREAS, DST Systems, Inc., finds it desirable to amend the Plan to establish uniform quarterly distribution dates for certain distributions of certain participants' accounts; to clarify the treatment of Qualified Domestic Relations Orders ("QDROs"); and to make conforming and clarifying changes related to the above; and UMB Bank, N.A. agrees to such amendment.

         NOW, THEREFORE, DST Systems, Inc. and UMB Bank, N.A. agree that The Employee Stock Ownership Plan and Trust Agreement (1998 Restatement) be amended as follows:

         1. The first paragraph of Section 6.01 is amended to read as follows:

                  Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different time or method of payment, the Advisory Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of the distribution to the Participant, exceeds $5,000 and the Participant has not attained the later of Normal Retirement Age or age 62. For all purposes of this Article VI, the term "annuity starting date" means the first day of the first period for which the Plan pays an amount as an annuity or in any other form. For all purposes of this Plan, the "distribution date" is the 90th day after the end of the Plan Year or as soon as administratively practicable thereafter (a "distribution date" or "annual distribution date") unless the Plan specifies that distribution may also be made on the 30th day after the end of any of the first three calendar quarters of a Plan Year or as soon as administratively practicable thereafter (a "quarterly distribution date"). For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution, exceeds $5,000, the Advisory Committee must treat that present value as exceeding $5,000 for purposes of all subsequent Plan distributions to the Participant.


         2. Subsection 6.01(C)(1) is amended to read as follows:

                           (1) Deceased Participant's Nonforfeitable Accrued
                  Benefit Does Not Exceed $5,000. The Advisory Committee must direct the Trustee to pay the deceased Participant's Nonforfeitable Accrued Benefit in a single cash sum, on the annual or quarterly distribution date following the calendar quarter in which the Participant's death occurs, or, if later, in which the Advisory Committee receives notification of or otherwise confirms the Participant's death, or as soon as administratively practicable thereafter.

         3. Subsection 6.03(A) is amended to read as follows:

         (A) Participant Elections After Termination of Employment. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds $5,000, he may elect to have the Trustee commence distribution as of any distribution date, but not earlier than the first annual distribution date after the close of the Plan Year in which the Participant's Separation from Service occurs. The Participant may reconsider an election at any time prior to the annuity starting date and elect to commence distribution as of any later annual or quarterly distribution date after the last day of the Plan Year in which his Separation from Service occurred, or as soon as administratively practicable thereafter. In the case of (i) a Participant who has attained age 55 on or before the date of his Separation from Service, or (ii) a Participant whose Separation from Service occurs because of his disability, the Participant, in addition to the benefit payment elections provided for in the first two sentences of this Section 6.03(A), shall have the right to elect to have the Trustee commence distribution as of any annual or quarterly distribution date after the end of the calendar quarter in which his Separation from Service occurs, or as soon as administratively practicable thereafter. A Participant who has separated from Service may elect distribution as of any annual or quarterly distribution date after the last day of the Plan Year in which his Separation from Service occurred, or as soon as administratively practicable thereafter, irrespective of the restrictions otherwise applicable under this Section 6.03(A). If the Participant is partially vested in his Accrued Benefit, an election under this Section 6.03(A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08), must be in the form of a cash-out distribution (as defined in Article
         V). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with an Employer.

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         4. Section 6.03(B) is amended to read as follows:

         (B) Participant Elections Prior to Termination of Employment. After a Participant (1) attains Normal Retirement Age or (2) attains 59-1/2 and has at least five years of Participation in the Plan (including the Former Plan), the Participant, until he retires, has a continuing election to receive all or any portion of his Nonforfeitable Accrued Benefit. A Participant must make an election under this Section 6.03(B) on a form prescribed by the Advisory Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes the Trustee to distribute to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. The Trustee must make a distribution to a Participant in accordance with his election under this Section 6.03(B) on the annual or quarterly distribution date after the end of the calendar quarter within which the Participant files his written election with the Trustee, or as soon as administratively practicable thereafter. The Trustee will distribute the balance of the Participant's Nonforfeitable Accrued Benefit not distributed pursuant to this election(s) in accordance with the other distribution provisions of this Plan.

         5. The first paragraph of Section 6.07 is amended to read as follows:

                  Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Advisory Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code ss.414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order on any annual or quarterly distribution date or as soon as administratively practicable thereafter, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code ss.414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if the order specifies distribution at that time or permits an alternate payee to elect such earlier distribution. Nothing in this
         Section 6.07 allows an alternate payee to receive distribution at a time otherwise not permitted under the Plan nor in a form of payment not permitted under the Plan, nor does it allow a Participant to receive distribution at a time or in a form not authorized by Plan terms other than this Section 6.07.

         6. Section 9.05 is amended to read as follows:

                  9.05 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. The value of each Participant's Accrued Benefit consists of that portion of the net worth (at fair market value) of the Plan which the net credit balance in his Accounts bears to the total net credit balance in the Accounts of all Participants in the Plan. For purposes of a distribution under the Plan, the value of a Participant's Accrued Benefit is its value as of the valuation date immediately preceding the applicable distribution date. A Participant's Accrued Benefit shall not include or be deemed to include, any Employer Security held in a suspense account, as provided in Section 10.03(B).

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         7. Section 10.14 is amended to read as follows:

                  10.14 VALUATION OF TRUST. The Trustee must value the Trust Fund as of each Accounting Date to determine the fair market value of each Participant's Accrued Benefit in the Trust. The Trustee also must value the Trust Fund on the last day of each calendar quarter and such other dates as directed in writing by the Advisory Committee.

         8. The foregoing amendments shall be effective September 30, 1998.

         9. Except as herein amended, the Plan is hereby ratified and confirmed.

         IN WITNESS WHEREOF, DST Systems, Inc. and UMB Bank, N.A., have executed this Third Amendment as of this first day of October, 1998.


                                                DST SYSTEMS, INC.



                                            By: /s/Kenneth V. Hager
                                                Kenneth V. Hager
                                                Vice President, Chief
                                                Financial Officer and Treasurer


                                                UMB BANK, N.A.



                                            By: /s/Mark P. Herman
                                                Mark P. Herman
                                                Senior Vice President

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